Exhibit 4.6

SECOND SUPPLEMENTAL INDENTURE
8.250% SENIOR FIRST LIEN NOTES DUE 2031

 SECOND SUPPLEMENTAL INDENTURE, (this “Supplemental Indenture”) dated as of August 4, 2025, by and among Uniti Group Inc., a Delaware corporation (formerly known as Windstream Parent, Inc.) and Uniti Group LLC, a Delaware limited liability company (the “New Parent Guarantors” and each a “Parent Guarantor”), the parties that are signatories hereto as Subsidiary Guarantors (the “New Subsidiary Guarantors” and each a “New Subsidiary Guarantor”; the New Subsidiary Guarantors and the New Parent Guarantors are hereinafter collectively referred to as the “New Guarantors”), Windstream Services, LLC, a Delaware limited liability company, as Issuer, Windstream Escrow Finance Corp., a Delaware corporation, as Co-Issuer, and Wilmington Trust, National Association, a national banking association, as Trustee and Notes Collateral Agent under the Indenture referred to below.

 W I T N E S S E T H:

 WHEREAS, each of Windstream Services, LLC, the Co-Issuer, the Trustee and the Notes Collateral Agent have heretofore executed and delivered an indenture dated as of October 4, 2024 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of an aggregate principal amount of $800,000,000 of 8.250% Senior First Lien Notes due 2031 of the Issuers (the “Notes”), as supplemented by the First Supplemental Indenture, dated as of December 23, 2024, by and among Windstream Services, LLC, the Co-Issuer, the Trustee and the Notes Collateral Agent, in connection with the issuance of an additional aggregate principal amount of $800,000,000 in Notes;

 WHEREAS, the Indenture provides that in connection with the Permitted Reorganization, each New Guarantor shall execute and deliver to the Trustee and Notes Collateral Agent a supplemental indenture pursuant to which such New Guarantor shall unconditionally guarantee, on a joint and several basis with the other Guarantors, all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”); and

 WHEREAS, pursuant to Section 9.1 of the Indenture, the Issuers, any Guarantor, the Trustee and the Notes Collateral Agent, as applicable, are authorized to execute and deliver a supplemental indenture to add additional Guarantors, without the consent of any Holder;

 NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantors, the Issuers, the other Guarantors, the Trustee and the Notes Collateral Agent mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

ARTICLE I

 DEFINITIONS

 Section 1.1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Section hereof.

 ARTICLE II

 AGREEMENT TO BE BOUND; GUARANTEE

 Section 2.1. Agreement to be Bound. Each New Parent Guarantor hereby agrees to become a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture; provided, however, that neither New Parent Guarantor shall be subject to Article XII of the Indenture. Each New Subsidiary Guarantor hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture.

 Section 2.2. Guarantee. Each New Parent Guarantor hereby agrees, on a joint and several basis with all the existing Guarantors and the other New Guarantors, to fully, unconditionally and irrevocably Guarantee to each Holder of the Notes, the Trustee and the Notes Collateral Agent the Guaranteed Obligations pursuant to Article X of the Indenture on a senior unsecured basis. Each New Subsidiary Guarantor agrees, on a joint and several basis with all the existing Guarantors and the other New Subsidiary Guarantors, to fully, unconditionally and irrevocably Guarantee to each Holder of the Notes and the Trustee the Guaranteed Obligations pursuant to Article X of the Indenture on a senior secured basis.

 ARTICLE III

 MISCELLANEOUS

 Section 3.1. Notices. All notices and other communications to the New Guarantors shall be given as provided in the Indenture to such New Guarantors, at the address set forth below, with a copy to the Issuers as provided in the Indenture for notices to the Issuers.

Daniel L. Heard

Executive Vice President — General Counsel and Secretary of Uniti Group Inc.

Uniti Group Inc.

2101 Riverfront Drive; Suite A

Little Rock, Arkansas 72202

(501) 850-0820

Section 3.2. Merger and Consolidation. No New Guarantor shall sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into another Person except in accordance with Section 4.1(f) of the Indenture.

 Section 3.3. Release of Guarantee. The Guarantee provided by each New Subsidiary Guarantor shall be released in accordance with Section 10.2 of the Indenture. The Guarantee provided by each New Parent Guarantor may be released at any time upon the written request of such New Parent Guarantor.

 Section 3.4. Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders, the Trustee and the Notes Collateral Agent, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

 Section 3.5. Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

 Section 3.6. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

 Section 3.7. Benefits Acknowledged. Each New Guarantor’s Guarantee is subject to the terms and conditions set forth herein and in the Indenture. Each New Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to its Guarantee are knowingly made in contemplation of such benefits.

 Section 3.8. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

Section 3.9. The Trustee and the Notes Collateral Agent. The Trustee and the Notes Collateral Agent make no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

 Section 3.10. Counterparts. The parties hereto may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The words “execution,” signed,” “signature” and words of like import in this Supplemental Indenture or in any other certificate, agreement or document related to this Supplemental Indenture shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the UCC; notwithstanding anything herein to the contrary, neither the Trustee nor the Notes Collateral Agent is under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee or the Notes Collateral Agent pursuant to reasonable procedures approved by the Trustee or the Notes Collateral Agent, as applicable.

Section 3.11. Execution and Delivery. Each New Guarantor agrees that its Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of any such Guarantee.

 Section 3.12. Headings. The headings of the Articles and the Sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

ISSUERS:

WINDSTREAM SERVICES, LLC

By:	/s/ Daniel L. Heard
	Name:	Daniel L. Heard
	Title:	Sr. EVP, General Counsel and Secretary

WINDSTREAM ESCROW FINANCE CORP.

By:	/s/ Daniel L. Heard
	Name:	Daniel L. Heard
	Title:	Sr. EVP, General Counsel and Secretary

[Signature Page to Supplemental Indenture – 8.250% Senior Secured Notes due 2031]

NEW PARENT GUARANTORS:

UNITI GROUP INC.

By:	/s/ Daniel L. Heard
	Name:	Daniel Heard
	Title:	Sr. EVP, General Counsel and Secretary

UNITI GROUP LLC

By:	/s/ Daniel L. Heard
	Name:	Daniel Heard
	Title:	Sr. EVP, General Counsel and Secretary

NEW SUBSIDIARY GUARANTORS:

UNITI FIBER HOLDINGS INC.

By:	/s/ Daniel L. Heard
	Name:	Daniel Heard
	Title:	Sr. EVP, General Counsel and Secretary

UNITI GROUP FINANCE 2019 INC.

By:	/s/ Daniel L. Heard
	Name:	Daniel Heard
	Title:	Sr. EVP, General Counsel and Secretary

[Signature Page to Supplemental Indenture – 8.250% Senior Secured Notes due 2031]

CSL CAPITAL, LLC

By:	/s/ Daniel L. Heard
	Name:	Daniel Heard
	Title:	Sr. EVP, General Counsel and Secretary

[Signature Page to Supplemental Indenture – 8.250% Senior Secured Notes due 2031]

ANS CONNECT, LLC

CONTACT NETWORK, LLC

CSL ALABAMA SYSTEM, LLC

CSL ARKANSAS SYSTEM, LLC

CSL FLORIDA SYSTEM, LLC

CSL GEORGIA REALTY, LLC

CSL GEORGIA SYSTEM, LLC

CSL IOWA SYSTEM, LLC

CSL KENTUCKY SYSTEM, LLC

CSL MISSISSIPPI SYSTEM, LLC

CSL MISSOURI SYSTEM, LLC

CSL NATIONAL GP, LLC

CSL NEW MEXICO SYSTEM, LLC

CSL NORTH CAROLINA REALTY GP, LLC

CSL OHIO SYSTEM, LLC

CSL OKLAHOMA SYSTEM, LLC

CSL REALTY, LLC

CSL TENNESSEE REALTY PARTNER, LLC

CSL TENNESSEE REALTY, LLC

CSL TEXAS SYSTEM, LLC

HUNT TELECOMMUNICATIONS, LLC

INFORMATION TRANSPORT SOLUTIONS, LLC

NEXUS SYSTEMS, LLC

PEG BANDWIDTH DC, LLC

PEG BANDWIDTH DE, LLC

PEG BANDWIDTH LA, LLC

PEG BANDWIDTH MA, LLC

PEG BANDWIDTH MD, LLC

PEG BANDWIDTH MS, LLC

PEG BANDWIDTH NJ, LLC

PEG BANDWIDTH NY TELEPHONE CORP.

PEG BANDWIDTH PA, LLC

[Signature Page to Supplemental Indenture – 8.250% Senior Secured Notes due 2031]

PEG BANDWIDTH TX, LLC

PEG BANDWIDTH VA, LLC

SOUTHERN LIGHT, LLC

UNITI DARK FIBER LLC

UNITI FIBER 2020 LLC

UNITI FIBER LLC

UNITI GROUP FINANCE LLC

UNITI GROUP HOLDCO LLC

UNITI LEASING LLC

UNITI LEASING X LLC

UNITI LEASING XI LLC

UNITI LEASING XII LLC

UNITI NATIONAL LLC

By:	/s/ Daniel L. Heard
	Name:	Daniel Heard
	Title:	Sr. EVP, General Counsel and Secretary

[Signature Page to Supplemental Indenture – 8.250% Senior Secured Notes due 2031]

CSL NATIONAL, LP

By:	CSL NATIONAL GP, LLC, as its general partner

By:	/s/ Daniel L. Heard
	Name:	Daniel Heard
	Title:	Sr. EVP, General Counsel and Secretary

CSL NORTH CAROLINA REALTY, LP

By:	CSL NORTH CAROLINA REALTY GP, LLC, as its general partner

	By:	/s/ Daniel L. Heard
		Name:	Daniel Heard
		Title:	Sr. EVP, General Counsel and Secretary

CSL NORTH CAROLINA SYSTEM, LP

By:	CSL NORTH CAROLINA REALTY GP, LLC, as its general partner

	By:	/s/ Daniel L. Heard
		Name:	Daniel Heard
		Title:	Sr. EVP, General Counsel and Secretary

[Signature Page to Supplemental Indenture – 8.250% Senior Secured Notes due 2031]

UNITI HOLDINGS LP

By:	UNITI HOLDINGS GP LLC,
as its general partner

	By:	/s/ Daniel L. Heard
		Name:	Daniel Heard
		Title:	Sr. EVP, General Counsel and Secretary

UNITI QRS HOLDINGS LP

By:	UNITI QRS Holdings GP LLC,
as its general partner

	By:	/s/ Daniel L. Heard
		Name:	Daniel Heard
		Title:	Sr. EVP, General Counsel and Secretary

[Signature Page to Supplemental Indenture – 8.250% Senior Secured Notes due 2031]

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee and Notes Collateral Agent

By:	/s/ Latoya S. Elvin
	Name:	Latoya S. Elvin
	Title:	Vice President

[Signature Page to Supplemental Indenture – 8.250% Senior Secured Notes due 2031]